Exhibit 32.2

CERTIFICATION
OF
CHIEF FINANCIAL OFFICER
OF
SUNCOKE ENERGY PARTNERS GP LLC
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report on Form 10-Q of SunCoke Energy Partners, L.P. for the fiscal quarter ended March 31, 2015, I, Fay West, Senior Vice President and Chief Financial Officer of SunCoke Energy Partners GP LLC, the general partner of SunCoke Energy Partners, L.P., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	This Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in this Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015 fairly presents, in all material respects, the financial condition and results of operations of SunCoke Energy Partners, L.P. for the periods presented therein.

/s/ Fay West ______
Fay West
Senior Vice President and
Chief Financial Officer
April 28, 2015